Exhibit 99.1

Mindspeed® Reports Fiscal 2008 Second Quarter Results

Record Quarterly Revenues Driven by a 19 Percent Increase from VoIP Solutions

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $36.2 million for the second quarter of fiscal 2008, which ended March 28, 2008, an increase of 3 percent compared to $35.3 million for the first quarter of fiscal 2008 and up 18 percent from the $30.8 million reported for the second quarter of fiscal 2007.

The company’s non-GAAP gross margin was $24.6 million, or 68 percent of revenues, including a 1.6 percent benefit from the sale of certain patents that are no longer core to its business. Presented on a GAAP basis, gross margin was $24.4 million, or 67 percent of revenues.

The company’s operating income on a non-GAAP basis was $600 thousand for the second fiscal quarter of 2008 compared to non-GAAP operating income of $2.0 million for the first fiscal quarter of 2008. Presented on a GAAP basis, the operating loss for the second fiscal quarter was $1.0 million compared to a loss of $300 thousand for the first fiscal quarter of 2008.

The company’s net loss for the second quarter of fiscal 2008 on a non-GAAP basis was $300 thousand, or $0.00 per share, compared to non-GAAP net income of $1.5 million, or $0.01 per share, for the first fiscal quarter of 2008. Presented on a GAAP basis, the net loss was $1.8 million, or $0.02 per share, compared to a net loss of $800 thousand, or $0.01 per share, for the first fiscal quarter of 2008. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access voice-over-IP (VoIP) processor solutions increased 19 percent sequentially, contributing 33 percent of total second fiscal quarter 2008 revenues. Revenues from high-performance analog products decreased 4 percent sequentially, representing 28 percent of the total. Wide area networking communication product revenues decreased 4 percent sequentially, contributing the remaining 39 percent of second fiscal quarter 2008 revenues.

“I am proud of our continued solid performance in the second fiscal quarter of 2008,” said Raouf Halim, Mindspeed’s chief executive officer. “We delivered record quarterly revenues at the high end of our guidance range, as well as our fourth consecutive quarter of non-GAAP operating income and our second consecutive quarter of positive cash flow. Our sequential growth was driven by record quarterly revenues from our VoIP processors with multiple design wins supported over the past few years ramping to production, particularly for VoIP processing in fiber-to-the-premise network access deployments.”

Outlook

Mindspeed expects fiscal 2008 third quarter revenues to be up 2 to 6 percent sequentially. The company expects third quarter non-GAAP gross margin to be approximately 68 percent and non-GAAP operating expenses to be approximately flat sequentially, with continued positive non-GAAP operating income and positive non-GAAP cash flow.

Second Quarter Fiscal 2008 Conference Call

Mindspeed will conduct a conference call to discuss its second quarter fiscal 2008 results this afternoon, Monday, April 21, 2008, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, visit the Investors section of Mindspeed’s web site at www.mindspeed.com. Replay of the conference call will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 42095407. Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook,” and other information regarding the company’s expectations, goals or intentions, including but not limited to, statements regarding potential trends and future performance of the company’s business units; the company’s ability to maintain or improve non-GAAP operating profitability and non-GAAP cash flow; expected levels of operating expense; expected demand for the company’s products; growth prospects in various markets; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to further generate cash; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 28,	Dec. 28,	Mar. 30,	Mar. 28,	Mar. 30,
	2008	2007	2007	2008	2007

Net revenues	$36,248	$35,301	$30,758	$71,549	$60,915
Cost of goods sold (a)(b)	11,799	10,342	10,817	22,141	21,494
Gross margin	24,449	24,959	19,941	49,408	39,421

Operating expenses:
Research and development (a)	13,704	13,718	14,710	27,422	30,310
Selling, general and administrative (a)	11,674	11,506	11,279	23,180	22,072
Special charges (a)(c)	93	81	1,237	174	4,832
Total operating expenses	25,471	25,305	27,226	50,776	57,214

Operating loss	(1,022)	(346)	(7,285)	(1,368)	(17,793)

Other income (expense), net	(750)	(401)	(239)	(1,151)	(851)

Loss before income taxes	(1,772)	(747)	(7,524)	(2,519)	(18,644)

Provision for income taxes	65	82	95	147	292

Net loss	$(1,837)	$(829)	$(7,619)	$(2,666)	$(18,936)

Net loss per share, basic	$(0.02)	$(0.01)	$(0.07)	$(0.02)	$(0.17)

Weighted-average number of shares used in basic per share computation	115,225	113,776	110,429	114,501	109,405
(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.4 million (March 2008), $0.5 million (December 2007), and $0.9 million (March 2007). For the six months ended March 28, 2008 and March 30, 2007 the favorable effect of such sales was $0.9 million and $2.1 million.

(c)	Special charges consists of asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC. Reconciliation of Non-GAAP Measures to GAAP Measures (unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 28,	Dec. 28,	Mar. 30,	Mar. 28,	Mar. 30,
	2008	2007	2007	2008	2007

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$24,597	$25,198	$20,041	$49,795	$39,630
Items excluded from non-GAAP gross margin:
Stock-based compensation	(2)	80	97	78	189
Employer taxes on stock-based compensation	0	4	3	4	20
Amortization of intangible assets (d)	150	155	—	305	—
Gross margin	$24,449	$24,959	$19,941	$49,408	$39,421

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$13,162	$12,857	$14,146	$26,019	$29,115
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	511	801	515	1,312	1,094
Employer taxes on stock-based compensation	31	60	49	91	101
Research and development expenses	$13,704	$13,718	$14,710	$27,422	$30,310

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$10,875	$10,384	$9,971	$21,259	$19,887
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	738	773	1,272	1,511	2,045
Employer taxes on stock-based compensation	19	33	36	52	140
Amortization of intangible assets (d)	—	100	—	100	—
Employee separation cost (e)	42	216	—	258	—
Selling, general and administrative expenses	$11,674	$11,506	$11,279	$23,180	$22,072

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$560	$1,957	$(4,076)	$2,517	$(9,372)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation	1,247	1,654	1,884	2,901	3,328
Employer taxes on stock-based compensation	50	97	88	147	261
Amortization of intangible assets (d)	150	255	—	405	—
Employee separation cost (e)	42	216	—	258	—
Special charges (f)	93	81	1,237	174	4,832
Operating loss	$(1,022)	$(346)	$(7,285)	$(1,368)	$(17,793)

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Loss
Non-GAAP net income/(loss)	$(255)	$1,474	$(4,410)	$1,219	$(10,515)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation	1,247	1,654	1,884	2,901	3,328
Employer taxes on stock-based compensation	50	97	88	147	261
Amortization of intangible assets (d)	150	255	—	405	—
Employee separation cost (e)	42	216	—	258	—
Special charges (f)	93	81	1,237	174	4,832
Net loss	$(1,837)	$(829)	$(7,619)	$(2,666)	$(18,936)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Loss Per Share
Loss per share, basic:
Non-GAAP net income/(loss)	$0.00	$0.01	$(0.04)	$0.01	$(0.10)
Adjustments	(0.02)	(0.02)	(0.03)	(0.03)	(0.07)
Net loss	$(0.02)	$(0.01)	$(0.07)	$(0.02)	$(0.17)

Reconciliation of Non-GAAP Cash Generation (Consumption) to Net Increase (Decrease) in Cash and Cash Equivalents
Non-GAAP cash generation (consumption)	$1,176	$1,718	$(3,351)	$2,894	$(6,810)
Net sales (purchases) of marketable securities	—	—	1,918	—	531
Net increase (decrease) in cash and cash equivalents	$1,176	$1,718	$(1,433)	$2,894	$(6,279)
(d)	Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample Communications, Inc. in the fourth quarter of fiscal 2007.

(e)	Employee separation costs consist of severance benefits payable to a certain former officer of the company as a result of organizational changes.

(f)	Special charges consists of asset impairments and restructuring charges.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation, employee separation costs, amortization of intangible assets, and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss, net loss per share and cash generation/(consumption) internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense, employer taxes on stock-based compensation and amortization of intangible assets. Non-GAAP research and development expenses, selling, general and administrative expenses, operating income/(loss), net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation, amortization of intangible assets, employee separation costs and special charges. Non-GAAP cash generation/(consumption) is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods beginning in fiscal year 2006 include stock-based compensation expense. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude employer taxes on stock-based compensation from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude the amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude employee separation costs because it includes significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide non-GAAP cash generation/(consumption) because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets, employee separation costs and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Balance Sheets (unaudited, in thousands)

	Mar. 28,	Sept. 28,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$28,690	$25,796
Receivables, net	17,681	13,584
Inventories	9,662	15,023
Prepaid expenses and other current assets	2,479	3,763
Total current assets	58,512	58,166

Property, plant and equipment, net	13,061	13,147
Intangible assets, net	5,224	5,524
License agreements	2,655	1,798
Other assets	2,832	3,444
Total assets	$82,284	$82,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$7,216	$7,117
Deferred revenue	4,091	4,852
Accrued compensation and benefits	5,606	5,286
Accrued income tax	111	752
Restructuring	540	1,478
Other current liabilities	2,757	2,867
Total current liabilities	20,321	22,352

Convertible senior notes	45,255	45,037
Other liabilities	651	444
Total liabilities	66,227	67,833

Stockholders' equity	16,057	14,246
Total liabilities and stockholders' equity	$82,284	$82,079

MINDSPEED TECHNOLOGIES, INC. Consolidated Condensed Statements of Cash Flows (unaudited, in thousands)

	Six months ended
	March 28,	March 30,
	2008	2007

Cash Flows From Operating Activities
Net loss	$(2,666)	$(18,936)
Adjustments required to reconcile net loss to the net cash provided by (used in) operating activities, net of effects of acquisitions:
Depreciation and amortization	3,115	2,589
Stock compensation	3,027	3,585
Inventory provisions	(1,064)	(228)
Other non-cash items, net	258	254
Changes in assets and liabilities:
Receivables	(3,917)	4,103
Inventories	6,425	669
Accounts payable	1,265	(1,958)
Deferred revenue	(767)	(967)
Accrued expenses and other current liabilities	198	2,338
Other	2,335	1,141

Net cash provided by (used in) operating activities	8,209	(7,410)

Cash Flows From Investing Activities
Capital expenditures	(4,127)	(1,822)
Acquisition of assets, net of cash acquired	(1,172)	—
Net sales of marketable securities	—	531

Net cash used in investing activities	(5,299)	(1,291)

Cash Flows From Financing Activities
Exercise of options and warrants	111	2,422

Net cash provided by financing activities	111	2,422

Effect of foreign currency exchange rates on cash	(127)	—

Net increase (decrease) in cash and cash equivalents	2,894	(6,279)
Cash and cash equivalents at beginning of period	25,796	29,976

Cash and cash equivalents at end of period	$28,690	$23,697

MINDSPEED TECHNOLOGIES, INC. Selected Corporate Data (unaudited, in thousands)

	Three months ended			Six months ended
	Mar. 28,	Dec. 28,	Mar. 30,	Mar. 28,	Mar. 30,
	2008	2007	2007	2008	2007

Gross margin %	67%	71%	65%	69%	65%

Cash provided by (used in):
Operating activities	$3,421	$4,788	$(4,658)	$8,209	$(7,410)
Investing activities	(2,131)	(3,168)	1,162	(5,299)	(1,291)
Financing activities	10	101	2,063	111	2,422
Effect of foreign currency on cash	(124)	(3)	—	(127)	—
Net increase (decrease) in cash	$1,176	$1,718	$(1,433)	$2,894	$(6,279)

Depreciation	$1,202	$1,198	$1,322	$2,400	$2,589
Capital expenditures	984	1,326	756	2,310	1,822

Revenues by region:
Americas	$12,462	$13,626	$11,359	$26,088	$21,378
Europe	5,620	4,004	3,982	9,624	6,937
Asia-Pacific	18,166	17,671	15,417	35,837	32,600
	$36,248	$35,301	$30,758	$71,549	$60,915

Revenues by product line:
Multiservice access DSP products	$11,865	$9,942	$9,318	$21,807	$18,304
High-performance analog products	10,154	10,574	8,158	20,728	17,952
WAN communications products	14,229	14,785	13,282	29,014	24,659
	$36,248	$35,301	$30,758	$71,549	$60,915

CONTACT:
Mindspeed Technologies, Inc.
Thomas Stites, (949) 579-3650